Exhibit 99.1

TransAtlantic Petroleum Ltd.

Announces $85.0 Million Registered Direct Offering

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (September 28, 2010) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) announced today that it has received commitments from investors to purchase 30,357,143 common shares in a registered direct offering at a purchase price of $2.80 per share, for gross proceeds of approximately $85.0 million. TransAtlantic estimates that net proceeds from the offering will be approximately $80.6 million, after deducting placement agents’ fees and estimated offering expenses. The closing of the transaction is scheduled to occur on or about September 30, 2010, subject to the satisfaction of customary closing conditions, including the approval of the NYSE Amex and the Toronto Stock Exchange. All of the common shares were offered pursuant to an effective shelf registration statement. Net proceeds from the transaction will be used for the repayment of an outstanding loan and security agreement and for general corporate purposes.

Madison Williams and Company LLC served as the lead placement agent and sole bookrunner, and Wunderlich Securities served as the co-placement agent for the offering.

A shelf registration statement relating to the common shares issued in the offering has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement, when available, and accompanying prospectus may be obtained at the SEC’s website at http://www.sec.gov or by calling the Company at 5910 N. Central Expressway, Suite 1755, Dallas, Texas 75206, Attn: Corporate Secretary, (214) 220-4323. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any common shares. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. The Company owns its own drilling rigs and oilfield service equipment, which it uses to develop its properties in Turkey and Morocco. In addition, the Company provides oilfield services and contract drilling services to third parties in Turkey and plans to provide similar services in Morocco.

Forward-Looking Statements

This news release contains statements regarding future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:
Matt McCann	Chief Executive Officer
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206